INTERTAPE POLYMER GROUP INC.

PROXY

The Management of the Company Solicits this Proxy

The undersigned shareholder of INTERTAPE POLYMER GROUP INC. (the "Company") hereby appoints Michael L. Richards, failing whom, H. Dale McSween, or instead of the foregoing,

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as the proxyholder of the undersigned to attend and act for and on behalf of the undersigned at the Annual and Special Meeting of Shareholders of the Company to be held on June 26, 2007 (the "Meeting"), and at any adjournment or postponement thereof to the same extent and with the same power as if the undersigned were present in person thereat and with authority to vote and act in the said proxyholder's discretion with respect to amendments or variations to matters referred to in the notice of the Meeting and with respect to other matters which may properly come before the Meeting. This proxy is solicited by and on behalf of the Management of the Company.

The said proxyholder is specifically directed to vote or withhold from voting the shares registered in the name of the undersigned as indicated below:

(1)

VOTE FOR ☐ VOTE AGAINST ☐ the special resolution of  Shareholders approving the arrangement under section 192 of the Canada Business Corporations Act involving the Company, its Shareholders, Intertape Polymer Inc., ECP GP II Inc., 4398009 Canada Inc. and Tape Holdings Inc., in the form attached as Appendix A to the accompanying Management and Information Circular of the Company dated May 25, 2007 in respect of the Meeting.

(2)

ELECTION OF DIRECTORS

☐ FOR all nominees listed below as a group (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below as a group

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

H. Dale McSween, Michael L. Richards, Ben J. Davenport, Jr., L. Robbie Shaw, Gordon R. Cunningham, Thomas E. Costello.

(3)

VOTE FOR ☐ WITHHOLD FROM VOTING ☐ in respect of the appointment of Raymond Chabot Grant Thornton, LLP as auditors of the Company and authorizing the directors to fix their remuneration.

Date:
Signature

Notes:

(1)

This form of proxy must be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, under the corporate seal or by an officer or attorney thereof duly authorized. Joint holders should each sign. Executors, administrators, trustees, etc., should so indicate when signing. If undated, this proxy is deemed to bear the date it was mailed to the shareholder.

(2)

A shareholder may appoint as proxyholder a person (who need not be a shareholder) other than the persons designated in this form of proxy to attend and act on his behalf at the Meeting by inserting the name of such other person in the space provided or by completing another proper form of proxy.

(3)

The shares represented by this proxy will, on a show of hand or any ballot that may be called for, be voted or withheld from voting in accordance with the instructions given by the shareholder; in the absence of any contrary instructions, this proxy will be voted "FOR" the itemized matters.

PROXY

Please complete and return in the envelope provided.

FORMULAIRE DE PROCURATION

INTERTAPE POLYMER GROUP INC.

FORMULAIRE DE PROCURATION

La Direction de la Société sollicite cette Procuration

Le soussigné, actionnaire de LE GROUPE INTERTAPE POLYMER INC. (la «Société»), constitue par les présentes Michael L. Richards, ou à défaut, H. Dale McSween, ou, à leur place,

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son fondé de pouvoir, pour assister et agir en son nom à l'Assemblée annuelle et spéciale des actionnaires de la Société qui aura lieu le 26 juin 2007 (la "Réunion") ou à toute reprise ou ajournement. Il lui confère tous les pouvoirs qu'il pourrait exercer s'il était présent à une telle assemblée ou reprise, avec autorité pour le fondé de pouvoir de voter et d'agir selon sa discrétion quant aux modifications ou aux variations apportées aux questions énoncées dans l'avis de convocation à l'assemblée et quant à toute autre question dûment soumise à l'assemblée. Cette procuration est sollicitée par la direction de la Société et en son nom.

Le fondé de pouvoir est par les présentes spécifiquement autorisé à exercer cette procuration afin de voter ou de s'abstenir de voter de la façon indiquée ci-dessous :

(1)

EN FAVEUR ☐ CONTRE ☐ la résolution spéciale des actionnaires approuvant l'arrangement en vertu de l'article 192 de la Loi canadienne sur les sociétés par action, impliquant la Société, ses actionnaires, Intertape Polymer Inc., ECP GP II Inc., 4398009 Canada Inc. et Tape Holdings Inc., dont le texte intégral est reproduit à titre d'annexe A de la circulaire d'information de la direction de la Société, daté du 25 mai, 2007, pour la Réunion.

(2)

ÉLECTION DES ADMINISTRATEURS

☐ EN FAVEUR du groupe de candidats dont les noms paraissent ci-dessous (sauf si indiqué au contraire)	☐ ABSTENTION de voter pour le groupe de candidats dont les noms apparaissent ci-dessous.

(DIRECTIVES : POUR FAIRE EN SORTE QUE LE FONDÉ DE POUVOIR S'ABSTIENNE DE VOTER EN FAVEUR DE TOUT CANDIDAT, BIFFER LE NOM DU CANDIDAT EN QUESTION DANS LA LISTE CI-DESSOUS.)

H. Dale McSween, Michael L. Richards, Ben J. Davenport, Jr., L. Robbie Shaw, Gordon R. Cunningham, Thomas E. Costello.

(3)

EN FAVEUR ☐ ABSTENTION ☐ quant à la nomination du cabinet Raymond Chabot Grant Thornton  S.E.NC. comme vérificateurs de la Société et quant à l'autorisation aux administrateurs de fixer leur rémunération.

Date:
Signature

Remarques :

(1)

Cette procuration doit être signée par l'actionnaire ou par son mandataire autorisé par écrit. Si l'actionnaire est une société, la procuration doit porter son sceau ou être signée par un dirigeant ou un mandataire dûment autorisé. Les codétenteurs doivent tous signer. Les exécuteurs, administrateurs, fiduciaires et autres doivent faire mention de leur fonction lorsqu'ils signent. Une procuration non daté est réputée porter la date de son envoi par la poste à l'actionnaire.

(2)

Un actionnaire peut nommer comme fondé de pouvoir pour assister et agir en son nom à l'assemblée une personne (qui n'a pas à être actionnaire) autre que les personnes désignées dans ce formulaire de procuration en inscrivant le nom de cette personne dans l'espace prévu ou en remplissant un autre formulaire de procuration approprié.

(3)

Lors d'un vote à main levée ou d'un, scrutin, les voix afférentes aux actions représentées par ce formulaire de procuration seront exprimées, selon les directives données par l'actionnaire, en faveur ou en abstention d'une affaire; en l'absence de directives contraires, les voix afférentes aux actions seront exprimées «EN FAVEUR» des questions spécifiées aux présentes.

Endnotes